EXHIBIT 99.1

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

(In thousands)

Although ARAMARK Corporation continued as the same legal entity after the going-private transaction (the “Transaction”), the consolidated statements of operations are presented for two periods: Predecessor and Successor, which relate to the period preceding the Transaction and the period succeeding the Transaction, respectively. The Company refers to the operations of ARAMARK Corporation and subsidiaries for both the Predecessor and Successor periods. We have prepared our supplementary discussion of the results of operations for the three and nine months ended June 27, 2008 by comparing the three months ended June 27, 2008 to the three months ended June 29, 2007 and the nine months ended June 27, 2008 to the mathematical combination of the Successor and Predecessor periods in the nine months ended June 29, 2007. Although this presentation does not comply with U.S. generally accepted accounting principles (GAAP), we believe that it provides a meaningful method of comparison because it enables us to compare our consolidated results over equivalent periods of time. The combined operating results have not been prepared as pro forma results under applicable regulations and may not reflect the actual results we would have achieved absent the Transaction and may not be predictive of future results of operations.

ADJUSTED SALES GROWTH

Management believes that presentation of sales growth, adjusted to eliminate the effects of acquisitions, divestitures, the impact of foreign currency translation and conforming the fiscal reporting period of a subsidiary to that of the Company in fiscal 2007, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations.

	Three Months Ended		% Change
	June 27, 2008	June 29, 2007
ARAMARK Corporation Consolidated Sales (as reported)	$3,380,078	$3,144,104	8%

Effect of Currency Translation	—	66,633

Effect of Acquisitions and Divestitures	(7,666)	(1,323)

Conforming the Fiscal Reporting Period of a Subsidiary to that of ARAMARK Corporation	—	(25,223)

ARAMARK Corporation Consolidated Sales (as adjusted)	$3,372,412	$3,184,191	6%

	Nine months Ended		% Change
	June 27, 2008	June 29, 2007
ARAMARK Corporation Consolidated Sales (as reported)	$9,903,875	$9,235,592	7%

Effect of Currency Translation	—	214,007

Effect of Acquisitions and Divestitures	(28,118)	(6,843)

Conforming the Fiscal Reporting Period of a Subsidiary to that of ARAMARK Corporation	—	(25,223)

ARAMARK Corporation Consolidated Sales (as adjusted)	$9,875,757	$9,417,533	5%

	Three Months Ended		% Change
	June 27, 2008	June 29, 2007
Food and Support Services—Domestic Sales (as reported)	$2,219,849	$2,122,980	5%

Effect of Currency Translation	—	12,494

Effect of Acquisitions	(2,036)	(60)

Food and Support Services—Domestic Sales (as adjusted)	$2,217,813	$2,135,414	4%

	Nine months Ended		% Change
	June 27, 2008	June 29, 2007
Food and Support Services—Domestic Sales (as reported)	$6,550,152	$6,280,371	4%

Effect of Currency Translation	—	63,104

Effect of Acquisitions	(5,021)	(60)

Food and Support Services—Domestic Sales (as adjusted)	$6,545,131	$6,343,415	3%

	Three Months Ended		% Change
	June 27, 2008	June 29, 2007
Food and Support Services—International Sales (as reported)	$733,367	$603,076	22%

Effect of Currency Translation	—	54,139

Effect of Acquisitions and Divestitures	(2,283)	—

Conforming the Fiscal Reporting Period of a Subsidiary to that of ARAMARK Corporation	—	(25,223)

Food and Support Services—International Sales (as adjusted)	$731,084	$631,992	16%

	Nine months Ended		% Change
	June 27, 2008	June 29, 2007
Food and Support Services—International Sales (as reported)	$2,052,969	$1,697,340	21%

Effect of Currency Translation	—	150,903

Effect of Acquisitions and Divestitures	(5,792)	(557)

Conforming the Fiscal Reporting Period of a Subsidiary to that of ARAMARK Corporation	—	(25,223)

Food and Support Services—International Sales (as adjusted)	$2,047,177	$1,822,463	12%

ADJUSTED OPERATING INCOME

Management believes that presentation of operating income growth, adjusted to eliminate charges related to the Transaction, a currency transaction gain in fiscal 2007, the impact of the divestiture of SMG, a venue management company, in 2007, including the gain from the sale, insurance proceeds related to Hurricane Katrina received in fiscal 2007 and the impact of foreign currency translation, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods.

	Three Months Ended		% Change
	June 27, 2008	June 29, 2007
ARAMARK Corporation Consolidated Operating Income (as reported)	$118,921	$131,042

Transaction-Related Charges	—	4,349

Gain from Sale of SMG	—	(21,177)

Divestiture of SMG in 2007	—	(3,929)

Insurance Proceeds from Hurricane Katrina	—	(2,890)

Effect of Currency Translation	—	2,675

ARAMARK Corporation Consolidated Operating Income (as adjusted)	$118,921	$110,070	8%

	Nine Months Ended		% Change
	June 27, 2008	June 29, 2007
ARAMARK Corporation Consolidated Operating Income (as reported)	$391,361	$308,331

Transaction-Related Charges	—	116,679

Currency Transaction Gain	—	(3,804)

Gain from Sale of SMG	—	(21,177)

Divestiture of SMG in 2007	—	(14,554)

Insurance Proceeds from Hurricane Katrina	—	(2,890)

Effect of Currency Translation	—	11,140

ARAMARK Corporation Consolidated Operating Income (as adjusted)	$391,361	$393,725	-1%